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                                                                   EXHIBIT 13(e)
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SEC FILING, PART C, ITEM 24, (13)(e)                       USLIFE Generations VA


HYPOTHETICAL HISTORICAL SEVEN DAY YIELD AND EFFECTIVE YIELD


  LIT MONEY MARKET DIVISION YIELD FOR 1998
(Based on Hypothetical Fund Data)

     UV Dates
       12/31/98             8.337193
       12/30/98             8.336495           0.004922 total return for 7 days
                                               --------
       12/29/98             8.335781                    8.337193 - 8.332271
       12/28/98             8.335068           0.000591 base period return
                                               --------
       12/27/98 no unit value                           0.004922 / 8.332271
       12/26/98 no unit value
       12/25/98 no unit value                     3.08% yield for 7 day period
                                               --------
       12/24/98             8.332271                    ending 12/31/98
                                                        ((8.337193-8.332271)/8.8.332271)*365

                                                  3.13% effective yield
                                               --------
                                                        ((0.000591+1).(365/7))-1

                                   05/18/99